Exhibit 99.1

July 18, 2005	For Immediate Release

Contacts:

Richard F. Bonini
Secretary, Member of the Board of Directors
Investor Relations
Tel. (212) 329-3729

Lucienne Gigante
Vice President
Investor Relations
Tel. (212) 329-3733

DORAL FINANCIAL CORPORATION DECLARES QUARTERLY CASH
DIVIDEND ON COMMON STOCK

COMPANY REPORTS CERTAIN SECOND QUARTER OPERATIONAL DATA

     San Juan, Puerto Rico, July 18, 2005 – Doral Financial Corporation (NYSE:DRL), a diversified financial services company, today announced that the Board of Directors declared a regular cash quarterly dividend of $0.18 per common share to be paid on September 9, 2005 to shareholders of record on August 25, 2005.

     Doral stated that, while it is unable to provide at this juncture complete financial results for the reporting period due to the previously announced restatement process, it is providing certain unaudited and preliminary operational data for the second quarter ended June 30, 2005.

Second quarter 2005 operational results included the following:

•	Loan production was a quarterly record aggregating $2.30 billion, compared to $2.16 billion for the first quarter 2005 and $1.95 billion for the second quarter 2004, an increase of 6% quarter over quarter and 18% higher than the second quarter of the prior year. During the quarter ended June 30, 2005, internal originations increased to $1.45 billion from $1.19 billion in the first quarter 2005 and the second quarter 2004, an increase of 22%.

Doral wishes to caution readers that they should not draw any inference from the loan production data of Doral’s gain on sale of mortgage loans or earnings to be reported for the first and second quarters of 2005.

•	The mortgage loan servicing portfolio increased to $14.98 billion as of June 30, 2005 compared to $14.63 billion as of March 31, 2005 and $13.53 billion as of June 30, 2004, an increase of 2% over March 31, 2005 and 11% over June 30, 2004.

•	Doral’s banking subsidiaries increased deposits to $3.99 billion as of June 30, 2005 from $3.53 billion as of March 31, 2005 and $3.24 billion as of June 30, 2004, an increase of 13% quarter over quarter and 23% over June 30, 2004.

•	As of June 30, 2005, the Company had cash and cash equivalents of $2.7 billion compared to $2.8 billion as of March 31, 2005 and $1.7 billion as of June 30, 2004. Of this amount, $1.7 billion was unencumbered as of June 30, 2005.

     Doral reported that it is working diligently to conclude its restatement process. In addition, the Company took the opportunity to confirm that to date it had not received a notice of default under either of its two public indentures and, accordingly, the 60 and 90-day respective grace periods for not filing its quarterly unaudited financial results for the first quarter had not yet begun to run.

     Doral Financial Corporation, a financial holding company, is the largest residential mortgage lender in Puerto Rico, and the parent company of Doral Bank, a Puerto Rico commercial bank, Doral Securities, a Puerto Rico based investment banking and institutional brokerage firm, Doral Insurance Agency, Inc. and Doral Bank FSB, a federal savings bank based in New York City.

FORWARD LOOKING STATEMENTS

     This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

     The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including potential adverse effects to its financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements, regional and national economic conditions, changes in interest rates, competitive and regulatory factors and legislative changes, could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from those anticipated or projected.

     The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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